Exhibit 10.2

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

FIRST AMENDMENT TO

COLLABORATION AGREEMENT

This First Amendment (“First Amendment”) to the Collaboration Agreement (the “Agreement”) by and between F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070, Basel, Switzerland, and Hoffmann-La Roche Inc., with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (together, “Roche”), on the one hand, and Foundation Medicine, Inc., with an office and place of business at 150 Second Street, Cambridge, MA 02141, U.S.A. (“FMI”), on the other hand (each a “Party,” and collectively, the “Parties”), is entered into by and between the Parties and shall be considered effective as of the 6th of April, 2016 (the “First Amendment Effective Date”). Capitalized terms used in this First Amendment and not otherwise defined herein are used with the meanings ascribed to them in the Agreement.

1.	Section 1.4. Section 1.4 of the Agreement is hereby replaced with the following:

“1.4Select Biomarker ctDNA Validation

The term “Select Biomarker ctDNA Validation” shall mean an analytical validation […***…].”

2.	Section 1.27. Section 1.27 of the Agreement is hereby replaced with the following:
“1.27	Excepted Activities

The term “Excepted Activities” shall mean

(i)	[…***…]
(ii)	[…***…]
(iii)	[…***…]
(iv)	[…***…]
(v)	[…***…].”

3.	Section 3.2.4. The first paragraph of Section 3.2.4 of the Agreement is hereby replaced with the following:

“3.2.4Responsibilities of the Parties

FMI will work with Roche in accordance with the R&D Plan to develop the Immuno-Biomarker Discovery Platform, perform Signature Identification, and, as requested by Roche, develop Immuno Clinical Study Assays.  Except for the contracts listed on Appendix 3.2.4, the Parties will meet and discuss existing contracts for activities that fall within Section 1.27(i) and enact a plan for winding-down such contracts, where appropriate.”

***Confidential Treatment Requested***

5.	Section 3.3.4. Section 3.3.4 of the Agreement is hereby replaced with the following:

“3.3.4Responsibilities of the Parties

FMI shall, subject to all terms and conditions of this Agreement, use Commercially Reasonable Efforts to Develop the Initial Roche ctDNA Assay and complete the Select Biomarker ctDNA Validation in accordance with the R&D Plan. FMI will work with Roche in accordance with the R&D Plan to develop ctDNA Assays (including completion of the Select Biomarker ctDNA Validation).”

6.	New Section 8.2.3. New Section 8.2.3 is added to the Agreement as follows:

“8.2.3Fees for Other Services

Roche shall pay FMI for performance of other services relating to Roche’s use of Sample Profiling, including, without limitation, preparation of submissions to Regulatory Authorities in support of Roche programs, in accordance with the terms specified in the relevant Task Order, which terms shall not be inconsistent with the terms and conditions of this Agreement.”

5.	Section 7. The first paragraph of Section 7 of the Agreement is hereby replaced with the following:

“Subject to the Related Agreements, and except as provided under a relevant Task Order under the Molecular Information Platform Program, FMI, […***…] shall use Commercially Reasonable Efforts to pursue all regulatory affairs related to its products and services developed under this Agreement (collectively, “Products and Services”) in the Territory including the preparation, filing and maintenance of applications for regulatory approval, as well as any or all governmental approvals required to develop, have developed, make, have made, use, have used, manufacture, have manufactured, import, have imported, sell and have sold such Products and Services. Subject to the Related Agreements, FMI shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory agencies, for all Products and Services in all countries in the Territory. Subject to the Related Agreements, FMI or its Affiliates shall own and file in their discretion all regulatory filings and Regulatory Approvals for all Products and Services in all countries of the Territory. FMI shall supply Roche with a copy of all material communications related to Products and Services to or from the Regulatory Authorities. Upon request of Roche, FMI shall supply Roche with a copy of all such communications to or from the Regulatory Authorities.”

6.	Section 8.4. Section 8.4 of the Agreement is hereby replaced with the following:

“8.4ctDNA Platform Financial Terms

FMI will be responsible for all FMI Development Cost for the ctDNA Platform Development.  As part of the agreed upon ctDNA R&D Plan, FMI will provide sample testing performed under such ctDNA  R&D Plan at no cost to Roche (other than Roche’s cost in supplying FMI the Samples specified in the ctDNA R&D Plan).

Roche will pay FMI […***…] if FMI successfully […***…] first ctDNA Assay […***…] set forth in the R&D Plan (“Initial Roche ctDNA Assay”) within […***…]

2***Confidential Treatment Requested***

from […***…] (the “First ctDNA Milestone Date”).  Payment by Roche shall be made within […***…] after achieving the First ctDNA Milestone Date and the receipt by Roche of an invoice from FMI.

In addition, Roche will pay FMI […***…] if FMI successfully […***…] as agreed to in the R&D Plan (the “Second ctDNA Milestone Date”). Payment by Roche shall be made within […***…] after achieving the Second ctDNA Milestone Date and the receipt by Roche of an invoice from FMI.

The Parties may develop additional ctDNA Assays for use as Clinical Study assays, subject to an agreed financial structure for such work under the R&D Plan.  Such additional development work will be conducted, if at all, pursuant to an amendment to this Agreement or a separate written agreement between the Parties.”

[Signature page follows.]

3***Confidential Treatment Requested***

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed and effective as of the First Amendment Effective Date. All other terms and conditions of the Agreement remain in force and effect.

FOUNDATION MEDICINE, INC.	F. HOFFMANN-LA ROCHE LTD
Signed: /s/ Michael J. Pellini	Signed: /s/ Stefan Arnold
Name: Michael J. Pellini, MD	Name: Stefan Arnold
Title: CEO	Title: Head Legal Pharma

F. HOFFMANN-LA ROCHE LTD
Signed: /s/ Urs Schleuniger
Name: Dr. Urs Schleuniger
Title: Head Chugai and Basel Alliance & Asset Management

HOFFMANN-LA ROCHE INC.
Signed: /s/ John P. Parise
Name: John P. Parise
Title: Authorized Signatory

4